Exhibit 3.538

State of Delaware

Secretary of State

Division of Corporations

Delivered 12:09 PM 11/22/2011

FILED 12:00 PM 11/22/2011

SRV 111220883 – 5069409 FILE

STATE of DELAWARE

LIMITED LIABILITY COMPANY

CERTIFICATE of FORMATION

First: The name of the limited liability company is York Hospital Company, LLC

Second: The address of its registered office in the State of Delaware is 2711 Centerville Road, Suite 400 in the City of Wilmington Zip code 19808. The name of its Registered agent at such address is Corporation Service Company

Third: (Use this paragraph only if the company is to have a specific effective date of dissolution: “The latest date on which the limited liability company is to dissolve is                     .”)

Fourth: (Insert any other matters the members determine to include herein.)

In Witness Whereof, the undersigned have executed this Certificate of Formation this 22nd day of November, 2011.

By:	/s/ Kristie Putman
Authorized Person (s)
Name:	Kristie Putman

State of Delaware

Secretary of State

Division of Corporations

Delivered 12:16 PM 12/01/2011

FILED 12:07 PM 12/01/2011

SRV 111244801 – 5069409 FILE

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

1.	Name of Limited Liability Company: York Hospital Company, LLC

2.	The Certificate of Formation of the limited liability company is hereby amended as follows: First: The name of the limited liability company is York Pennsylvania Hospital Company, LLC

.

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 1st day of December, A.D. 2011.

By:	/s/ Kristie Putman
Authorized Person(s)
Name:	Kristie Putman
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